Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 2007 relating to the consolidated financial statements of Ingot Systems, Inc. as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006, which appears in the Current Report on Form 8-K/A of Virage Logic Corporation filed on October 29, 2007.

/s/ Burr, Pilger & Mayer LLP

San Jose, California

May 29, 2008